Exhibit 10.24

16100 S. Lathrop Ave. Harvey, IL 60426 OFFICE/708-225-2450 WEB/atkore.com

February 22, 2012

{Name}

{Title}

Atkore International – Corporate

Dear {First name}:

I am pleased to provide you the details of Atkore International, Inc. Fiscal Year 2012 Annual Incentive Plan. The Plan year starts on October 1, 2011 and ends on September 28, 2012. The anticipated payout date is expected to be within 75 days of the plan year end (i.e., before December 13, 2012).

Your target incentive opportunity under the plan is equivalent to {Target} % of your annual base salary as of August 1, 2012. Your target incentive is based upon financial measurement targets for Atkore International.

Your FY 2012 Incentive financial measurement targets are:

Financial Measurement Targets

Atkore International EBITDA	65%
Atkore International Change in Working Capital Days (WCD)	25%
Personal Performance Objectives	10%

Total	100%

The actual financial numbers assigned to each measure are listed below, which includes threshold, target, and maximum for each metric.

Metric	Threshold	Target	Maximum
Atkore International EBITDA (USD MM)	$106.0	$141.4	$176.7
Atkore International EBITDA Payout Percentage	50%	100%	200%
Atkore International Change in WCD	6.9	13.8	17.3
Atkore International Change in WCD Payout Percentage	50%	100%	200%
Personal Performance Objectives Payout Percentage	0%	10%	20%

As we continue to work towards meeting our business objectives in fiscal 2012, we encourage you to meet with your manager to discuss your impact on the financial measurement targets listed above.

The Board of Directors reserves the right to adjust the AIP financial targets at any time during the plan year. All payments under the Plan are subject to approval by the Compensation Committee of the Board of Directors and will be made after certification of financial results by the Board of Directors following the fiscal year end.

Thank you for your contributions and dedication. I look forward to working with you to drive our performance and exceed our business goals. If you have any questions about the plan for your financial measures, please contact your Manager or Human Resources representative.

Sincerely,

Kevin Fitzpatrick

Vice President, Global Human Resources